                      EMPLOYMENT AND COMPENSATION AGREEMENT

         This Employment and Compensation Agreement (the "Agreement") is entered into in Contra Costa County, California, as of January 31, 2000 by and between, FiNet.com, Inc., a Delaware corporation ("FiNet" or "Employer") and Robert Snow, an individual ("Employee"), who agree as follows:

         This Agreement is made with reference to the following facts:

         FiNet, is a provider of both traditional and e-commerce home financing services.

         Employee desires to perform services for Employer and Employer desires to engage Employee to perform services in accordance with the terms and conditions set forth in this Agreement.

         Now therefore, in consideration of the foregoing and of the covenants, representations and promises set forth in this Agreement, the parties hereto, agree as follows:

1.       EMPLOYMENT.

         a. Employer hereby offers Employee employment with Employer, and Employee hereby accepts employment, commencing on January 31, 2000, on the terms and conditions contained in this Agreement.

         b. Employee shall serve as the Executive Vice President of Business to Business for FiNet, reporting directly to FiNet's Chief Executive Officer or his designee. In that capacity, Employee shall faithfully and diligently carry out such duties and have such responsibilities as are customary among persons employed in substantially similar capacities for similar companies, provided that Employee shall at all times be subject to the direction of the Chief Executive Officer of FiNet. Employee agrees to the best of his ability and experience to perform loyally and conscientiously all of the duties and responsibilities required of him, either expressly or implicitly, by the terms of this Agreement.

         c. Location of Employee's employment shall be as determined by Employer.

2. TERM OF EMPLOYMENT. Employee's Term of Employment in accordance with the terms of this Agreement, shall commence as of January 31, 2000 and shall terminate upon the earlier of January 30, 2003 or as is otherwise specified in this Agreement (the "Term of Employment").

3. COMMITMENT. Except as is otherwise provided herein, during the Term of Employment Employee shall devote one hundred (100%) percent of his entire productive time, ability, and attention to the business of the Employer. Except as is otherwise provided herein, Employee shall not render any services of a commercial or professional nature to any other person or organization, whether for compensation or otherwise. However, the expenditure of reasonable

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

amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement and shall not require the prior written consent. Notwithstanding the foregoing, this Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this Agreement.

4.       COMPETITIVE ACTIVITIES.

         a. During the Term of Employment, Employee shall not, directly or indirectly, own an interest in, operate, join, control, or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder or principal of any corporation, partnership, proprietorship, firm, association, person, or other entity producing, designing, providing, soliciting orders for, selling, distributing, or marketing products, goods, equipment, or services that compete directly or indirectly with Employer's products and services or Employer's business, without first obtaining the written approval of Employer. Such approval may be rescinded by Employer if and when, in the opinion of Employer, such activities materially inhibit Employee's performance under this Agreement or place Employer at risk.

         b. For one year following his termination as an Employee of, or consultant to, Employer, whichever occurs later ("Posttermination Period"), Employee shall not be prohibited from employment in the mortgage industry involving activities similar to those engaged in prior to becoming an Employee of or consultant to Employer, except, however, Employee shall not undertake any employment or activity competitive with Employer's business in which the loyal and complete fulfillment of the duties of the competitive employment or activity would call on Employee to reveal or otherwise to use any confidential business information or trade secrets of Employer's business to which Employee had access by reason of his prior engagement by Employer.

         c. During the Term of Employment and the Posttermination Period, Employee shall not, directly or indirectly, either for himself or for any other person, firm, or corporation, divert or take away or attempt to divert or take away (and during the Posttermination Period, call on or solicit or attempt to call on or solicit) any of Employer's customers or patrons, including but not limited to those on whom Employee called or whom he solicited or to whom he catered or with whom Employee became acquainted during his engagement by Employer. Nothing herein shall limit Employee's right during the Posttermination Period, to call on or solicit or attempt to call on or solicit any of Employee's customers or patrons on whom Employee called or whom he solicited or to whom he catered or with whom he became acquainted during the period prior to Employee's engagement by Employer.

         d. During the Term of Employment, Employee shall not undertake planning for or organization of any business activity competitive with Employer's business or combine or join with other employees or representatives of Employer's business for the purpose of organizing any such competitive business activity.


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

         e. During the Term of Employment and the Posttermination Period, Employee shall not, directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor, or otherwise) by Employer to terminate his or her employment or engagement.

5. COMPENSATION. As compensation for the services to be rendered by Employee hereunder during the Term of Employment, Employer shall pay Employee a Base Salary and additional compensation based upon performance of the Employee ("Adjusted Base Salary"), as is more specifically set forth in Addendum A to this Agreement. In addition, Employee shall be granted those equity incentives as are more specifically set forth in Addendum A.

6. BENEFITS. In addition to the compensation described herein above, during the Term of Employment, Employee shall be eligible to receive the following benefits:

         a. Such health insurance and other benefits that Employer may, from time to time, make available to Employer's employees.

         b. Three (3) weeks vacation time, sick leave, holidays and personal time in accordance with Employer's vacation and absence policies, which Employer may, from time to time, maintain for employees at Employee's level of employment.

         c. Reimbursement of allowed business expenses, upon submission of documentation in accordance with Employer's regular expense reimbursement policies, for reasonable business expenses incurred on behalf of Employer by Employee.

         d. Participation in any savings plan, 401(k) plan, profit sharing plan or pension plan, which Employer may, from time to time, maintain for employees at Employee's level of employment, subject to plan eligibility.

7.       CONFIDENTIAL INFORMATION.

         a. Employee recognizes that, during the course of his employment with Employer, he will be exposed to certain nonpublic, confidential information, the disclosure of which to third parties would cause competitive injury to Employer. Such confidential information includes but is not limited to Employer's investment plans or strategies, trade secrets, sources of supply, customer lists, lists of potential customers, customer or consultant contracts and the details thereof, pricing policies, operational methods, marketing and merchandising plans or strategies, business acquisition plans, personnel acquisition plans, unannounced products and services, research and development activities, processes, formulas, methods, techniques, technical data, know-how, inventions, designs, financial or accounting data, inventory reports, production schedules, cost and sales data, strategies, forecasts, and all other information that is not publicly available pertaining to the business of Employer or any of its affiliates. Such confidential information is hereinafter referred to as "Confidential Information".


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

         b. Confidential Information shall not include (i) any information which is or becomes publicly available other than through breach of this Agreement, or
(ii) any information which is or becomes known or available to Employee on a non-confidential basis and not in contravention of applicable law from a source which is entitled to disclose such information to Employee.

         c. Employee agrees that he will not, while employed by Employer, divulge Confidential Information to any person, directly or indirectly, except to Employer or its officers and agents, or as reasonably required in connection with Employee's duties on behalf of the Employer, except as is required by law or court order. Employee further agrees not to use, except on behalf of the Employer, any Confidential Information acquired by Employee during the Term of Employment. Employee agrees that he will not at any time after his employment with Employer has ended, divulge to any person, directly or indirectly, any Confidential Information, except as is required by law or court order. Employee further agrees that, if his relationship with the Employer is terminated for any reason, Employee shall not take with him but will leave with Employer all records, papers, and computer software and data, and any copies thereof relating to the Confidential Information (or if such papers, records, computer software and data, or copies are not on the premises of Employer, Employee agrees to return such papers, records, and computer software and data immediately upon his termination). Employee acknowledges that all such papers, records, computer software and data, or copies thereof are and remain the property of Employer.

8. VOICE MAIL AND ELECTRONIC MAIL. All voice mail and electronic mail on Employer's telephone or computer systems are the property of Employer and shall be non-personal, non-private and non-privileged to Employee, and Employee shall disclose to Employer all codes or passwords necessary for Employer to access such voice mail or electronic mail.

9. COOPERATION. As a condition of his employment with Employer, Employee agrees that he will not disrupt, damage, impair, or interfere with the business of the Employer, such as by interfering with the duties of the Employer's employees, disrupting relationships with Employer's customers, agents, representatives, or vendors, or otherwise.

10.      TERMINATION.

         a. Employee may terminate this Agreement for any reason or for no reason upon providing Employer with sixty- (60) days prior written notice of his intention to terminate.

         b. Employer may terminate this Agreement upon written notice to Employee prior to its expiration date for just cause or due to the Employee's death or substantial physical impairment which prevents Employee from performing his duties and responsibilities as set forth herein. For purposes of this Section, "just cause" is defined as the failure of Employee to perform his duties and responsibilities as set forth herein to the satisfaction of Employer; a violation of Section(s) 3, 4, 7, 8, or 9 of this Agreement; fraud; misappropriation of funds; breach


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

of fiduciary duty; embezzlement; theft; physical assault or threatened assault on another person; drunkenness on the job; possession or use of narcotics on Employer's property; willful and material damage to Employer's property; conviction of a felony; violation of any state or federal law applicable to Employer's business or premises; or repeated or material violations of Employer's policies, including but not limited to those policies prohibiting unlawful employment discrimination and harassment.

         c. In the event Employee's employment is terminated, whether by Employer for "just cause", as is defined herein or due to the Employee's death or substantial physical or mental impairment preventing Employee from performing the essential functions of his job, or by Employee as provided herein, Employer shall have no further obligation to pay any compensation to or benefits on behalf of Employee, however all compensation accrued as of the date of termination shall be paid to Employee upon termination.

         d. Upon termination of his employment, Employee agrees to deliver promptly to Employer all records, files, drawings, documents, specifications, blueprints, letters, notes, reports and computer software, and all copies thereof, and any and all materials relating to Employer's Confidential Information that is in Employee's possession or control. At the time of termination, Employee will have an exit interview with Employer wherein Employee will certify that Employee has returned to Employer all tangible Confidential Information disclosed to him and disclose Inventions conceived or developed by him during the Term of Employment.

         e. Sections 4, 7, 8, 10, 11, 12, 13, 14, 15, and 16, hereof, shall survive termination of this Agreement.

11. ASSIGNMENT. The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, executors and administrators, as the case may be; provided that, as Employer has specifically contracted for Employee's services, Employee may not assign or delegate his duties and responsibilities under this Agreement either in whole or part without the prior written consent of Employer. Employer may assign its rights and obligations to a successor in interest to Employer, provided such successor assumes all obligations and liabilities thereunder.

12. SEVERABILITY OF PROVISIONS. In the event any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

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

13. MEDIATION AND ARBITRATION. Initially all claims and controversies of any kind relating to this Agreement shall be submitted to mediation pursuant to the services of JAMS/Endispute Mediation Service ("JAMS") with the venue of the mediation being San Francisco, CA. In the event the matter cannot be disposed of by mediation, all claims and controversies of any kind relating to this Agreement shall be finally settled by binding arbitration before a single JAMS arbitrator in San Francisco, CA, in accordance with the JAMS/Endispute Rules and Procedures for Mediation/Arbitration of Employment Disputes. The parties to this Agreement shall be bound by the decisions in any such arbitration, and judgment upon such arbitration may be entered by any court of proper jurisdiction. Notwithstanding the applicable rules of JAMS, in accordance with California Code of Civil Procedure Section 1283.1
(b), the parties agree that depositions may be taken and discovery obtained in any arbitration proceeding relating to this Agreement in accordance with California Code of Civil Procedure Section 1283.05. Attorney's fees and costs shall be allocated by agreement in mediation or by the arbitrator in arbitration.

14. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, or mailed by certified mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service, to the recipient at the address below indicated:

         To Employee:        Robert Snow
                             3520 Bunker Hill Drive
                             Algonquin, IL 60102

         To Employer:        Chief Executive Officer
                             FiNet.Com, Inc.
                             2527 Camino Ramon, Suite 200
                             San Ramon, CA 94583

, or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or if mailed, five (5) days after deposit in a U.S. Postal facility.

15. ENTIRE AGREEMENT: AMENDMENTS AND WAIVERS. This Agreement contains the sole, complete, final, exclusive and entire agreement between the parties pertaining to the employment of Employee by Employer and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement, modification, rescission or waiver of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver unless otherwise expressly provided. The parties expressly acknowledge that they have not relied upon any prior agreements, understandings, negotiations or discussions, whether oral or written.

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

16. CHOICE OF LAW. The rights and duties of the parties will be governed by the law of the State of California, excluding any choice-of-law rules that would require the application of laws of any other jurisdiction.

17. INSURANCE. Employee shall cooperate with Employer, at no cost to Employee, should Employer wish to purchase key-man insurance on Employee's life.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


         EMPLOYER                                          EMPLOYEE
         --------                                          --------
By:                                                  By:
   -------------------------                            ------------------------
         Rick Cossano                                   Robert Snow
         Chief Executive Officer


                                   ADDENDUM A
                                       TO
                      EMPLOYMENT AND COMPENSATION AGREEMENT
                                   ROBERT SNOW

                  This Addendum by and between Finet.com, Inc. ("FiNet" or "Employer") and Robert Snow ("Employee") shall define terms of Compensation.

1. SALARY.  Employee shall receive a Base Salary of $182,000.00 per annum.

2. BONUS. In addition to Base Salary, Employee shall be granted a monthly performance incentive on Business to Business production volumes in excess of $50,000,000.00 ("Bonus"). For purposes of this Addendum, Business to Business shall be defined as wholesale and affinity business, with the Bonus calculated as follows:

         a. One basis point (.0001) on production volumes in excess of $50,000,000.00 on loans brokered within the geographic area of Northern California to Fresno.

         b. Three basis points (.0003) on production volumes in excess of $50,000,000.00 on loans brokered within the geographic area covering Southern California and the remaining licensed jurisdictions.

         c. On additional basis point (.0001) added to the provisions of Paragraphs 2(a) and/or 2(b) on production volumes in excess of $50,000,000.00 when the average loan amount is $175,000.00 or greater in any given month. The average loan amount shall be calculated and reviewed on a monthly basis.

         d. Regardless of production volume, Employee shall be guaranteed a minimum monthly bonus in the amount of $15,000.00 during the first four months of employment.

3. ANNUAL BONUS. Employee shall be eligible to earn a one time bonus in the amount of $50,000.00, if Employee maintains an efficiency level within the Business to Business division of 10 loans per day per full time equivalents AND production volume on closed loans reached $150,000,000.00 in any single month prior to December 31, 2000.

4. EQUITY INCENTIVES. Employee shall be granted options to purchase 500,000 shares of FiNet common stock, at a price of $1.281 per share ("Options"), vesting 100,000 shares on January 31, 2000, 133,333 shares on December 31, 2000, 133,333 shares on December 31, 2001 and the remaining 133,334 shares on December 31, 2002, conditioned upon Employee's continued employment by Employer ("Vested Options"). For the purpose of this provision, Employee may only exercise Options that are Vested. The terms and conditions of the Options shall remain subject to and interpreted in conformity with the Finet Holdings Corporation 1998 Stock Option Plan, as may be amended from time to time.

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

5. RELOCATION EXPENSES. Employee shall be reimbursed for actual expenses incurred in the relocation of his family to California in an amount not to exceed $40,000 ("Relocation Expenses"). Relocation Expenses shall be limited to those expenses reasonably incurred by Employee in the moving of his family and furnishings from his current residence in Chicago, Illinois to a residence in Northern California. For purposes of this Addendum Relocation Expenses shall be limited to:

         a.   Packing and unpacking of furnishings;

         b. Transportation costs charged by a household goods carrier for shipment of household goods from Chicago, Illinois to Northern California;

         c. Coach airfare and lodging for Employee and his spouse to visit Northern California to look for a residence;

         d. Payment of industry standard real estate commission on the sale of Employee's residence in Illinois; and

         e.   Coach airfare and lodging for family.

         If Employee terminates his employment prior to January 30, 2001, Employee shall be required to repay Employer upon termination the Relocation Expenses paid in accordance with this provision.

6. CHANGE OF CONTROL. In the event a person or entity gains ownership of over 35% of the outstanding shares of FiNet ("Change of Control"), all of the Employee's Options shall fully vest. In conjunction with the Change of Control or thereafter during the Term of Employment, should Employee's employment by FiNet be terminated by Employer without "just cause", Employer will continue to pay Base Salary compensation through the remaining Term of Employment. All of Employee's vested Options must be exercised within 90 days of the date of termination.

Agreed to:


         EMPLOYER                                          EMPLOYEE
         --------                                          --------

By:                                                  By:
   -------------------------                            ------------------------
         Rick Cossano                                   Robert Snow
         Chief Executive Officer


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